As filed with the Securities and Exchange Commission on May 30, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VITESSE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	88-3617511
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5619 DTC Parkway, Suite 700 Greenwood Village, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

Vitesse Energy, Inc. Long-Term Incentive Plan
(Full title of the plan)

James P. Henderson Chief Financial Officer 5619 DTC Parkway, Suite 700 Greenwood Village, Colorado
(Name and address of agent for service)

(720) 361-2500
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”). ☐

INTRODUCTORY STATEMENT

Vitesse Energy, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering the offer and sale of an additional 667,575 shares of its common stock, par value $0.01 per share (“Stock”), issuable pursuant to the terms of the Vitesse Energy, Inc. Long-Term Incentive Plan, as amended from time to time (the “Plan”).

Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of the prior registration statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on January 12, 2023, relating to the Plan (the “Prior Registration Statement”), including periodic reports that the Registrant filed after the Prior Registration Statement to maintain current information about the Registrant except to the extent otherwise updated or modified by this Registration Statement. The additional shares of Stock that are the subject of this Registration Statement were authorized pursuant to an amendment to the Plan that was approved by the Registrant’s stockholders on May 1, 2025, which Stock consists of shares reserved and available for delivery with respect to awards under the Plan and additional shares that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the instructional note to Part I of Form S-8, as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of Vitesse Energy, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Report on Form 8-K as filed with the Commission on January 17, 2023, File No. 001-41546).
4.2	Amended and Restated Bylaws of Vitesse Energy, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Report on Form 8-K as filed with the Commission on January 17, 2023, File No. 001-41546).
4.3*	Vitesse Energy, Inc. Long-Term Incentive Plan (as amended and restated through May 1, 2025).
5.1*	Opinion of Vinson & Elkins L.L.P.
23.1*	Consent of Deloitte & Touche, LLP.
23.2*	Consent of KPMG LLP relating to Lucero Energy Corp.
23.3*	Consent of Cawley, Gillespie & Associates.
23.4*	Consent of Vinson & Elkins L.L.P. (included as part of its opinion filed as Exhibit 5.1).
24.1*	Power of Attorney (included as part of the signature pages to this Registration Statement).
107.1*	Calculation of Filing Fee Tables.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on May 30, 2025.

VITESSE ENERGY, INC.

By:	/s/ Robert W. Gerrity
Name: Robert W. Gerrity
Title: Chairman, Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, pursuant to the requirements of the Securities Act, that each person whose signature appears below authorizes and appoints Brian Cree and James P. Henderson as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or such person’s or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Robert W. Gerrity	Chairman, Chief Executive Officer
Robert W. Gerrity	(Principal Executive Officer)

/s/ James P. Henderson	Chief Financial Officer
James P. Henderson	(Principal Financial and Accounting Officer)

/s/ Linda Adamany	Director
Linda Adamany

/s/ M. Bruce Chernoff	Director
M. Bruce Chernoff

/s/ Brian P. Friedman	Director
Brian P. Friedman

/s/ Daniel O’Leary	Director
Daniel O’Leary

/s/ Cathleen M. Osborn	Director
Cathleen M. Osborn

/s/ Gary D. Reaves	Director
Gary D. Reaves

/s/ Randy Stein	Director
Randy Stein

/s/ Joseph S. Steinberg	Director
Joseph S. Steinberg

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